UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GABELLI NEXTSHARES TRUST

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	See Below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center
Rye, New York 10580-1422

(Address of Principal Executive Offices)

Copies to:

Agnes Mullady	Michael R. Rosella, Esq.
Gabelli NextShares Trust	Paul Hastings LLP
One Corporate Center	200 Park Avenue
Rye, New York 10580-1422	New York, New York 10166

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Gabelli Food of All Nations NextShares	The NASDAQ Stock Market LLC	81-4406036

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211881

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of shares of beneficial interest, no par value per share of Gabelli Food of All Nations NextShares, a series of Gabelli NextShares Trust (the “Trust”) to be registered hereunder is set forth in the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 811-23160 and 333-211881), as filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2016, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein. The Trust’s Registration Statement was declared effective by the Securities and Exchange Commission on November 18, 2016.

Item 2. Exhibits.

1.	The Trust’s Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement (Commission Files No. 333-211881; 811-23160) on Form N-1A, as filed with the Securities and Exchange Commission on November 17, 2016.
2.	The Trust’s By-Laws are included as Exhibit 28(b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement (Commission Files No. 333-211881; 811-23160) on Form N-1A, as filed with the Securities and Exchange Commission on November 17, 2016.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2017

GABELLI NEXTSHARES TRUST

By: /s/Agnes Mullady
Name: Agnes Mullady
Title: President

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